Exhibit 10.3

SECOND AMENDMENT AND WAIVER

TO

AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT AND WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is effective as of September 23, 2005 by and among HARRY & DAVID OPERATIONS CORP. (formerly known as Bear Creek Corporation), a Delaware corporation (“Borrower”), the Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I of the Credit Agreement referenced below), the Required Lenders signatory hereto, UBS AG, STAMFORD BRANCH, as administrative agent (the “Administrative Agent”) for the Lenders, and GMAC Commercial Finance LLC, as collateral agent (the “Collateral Agent”; and together with the Administrative Agent, the “Agents”) for the Secured Parties and Issuing Bank.

RECITALS

WHEREAS, Borrower, Guarantors, the Administrative Agent, the Collateral Agent, the other Agents and the Lenders entered into that certain Amended and Restated Credit Agreement dated as of February 25, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, Borrower has requested that Agents and the Required Lenders amend certain provisions of the Credit Agreement, all upon the terms and subject to the conditions as herein set forth;

NOW THEREFORE, in consideration of the foregoing recitals and mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agents, Required Lenders, Borrower and the other Loan Parties agree as follows:

SECTION 1. Amendments. The Credit Agreement is hereby amended as follows:

(a) The definition of the term “Consolidated EBITDA” is hereby amended and restated in its entirety to read as follows:

“Consolidated EBITDA” shall mean, for any applicable measurement period, Consolidated Net Income for such period, as adjusted by adding thereto to the extent deducted in calculating Consolidated Net Income during such measurement period, without duplication, (a) any provision for (or less any benefit from) income and franchise taxes, (b) the amount of Consolidated Interest Expense, (c) amortization and depreciation, (d) losses (or less gains) from Asset Dispositions (excluding sales expenses or losses related to current assets), (e) non-recurring charges and expenses in an amount, when combined with any such charges relating to any prior measurement period, not to exceed $2.0 million in the aggregate, (f) the amount of severance paid by Borrower and Subsidiary Guarantors during fiscal years 2005 and 2006 in an amount not to exceed $10.0 million, (g) the amount of expenses associated with the closing of retail stores of Borrower or any of its Subsidiaries in an amount not to exceed $1.5 million in the aggregate in any fiscal year, (h) non-cash charges (or less gains) relating to the marked to market provision for, the termination of, or terminated, Hedging Agreements, (i) an amount (not to exceed $926,000 in the aggregate) representing the write down of or yield impairment in respect of roses Inventory of the Companies in fiscal year 2005 or 2006, (j) any amount paid to Wasserstein & Co., LP pursuant to the Management Services Agreement, (k) to the extent not adjusted for pursuant to clause (e) in the definition of “Consolidated Net Income”, the amount of the increase in non-cash rent expense (not to exceed $994,000 in the aggregate) arising as a result of the Borrower’s change in accounting treatment relating to the loss of deferred straight-line rental benefit, (l) non-cash expenses arising in connection with the grant of stock options (not to exceed $800,000 in any fiscal year), (m) to the extent not adjusted for pursuant to clause (f) of the definition of “Consolidated Net Income”, non-cash purchase accounting adjustments related to inventory step-ups and write-ups of valuations of leasehold improvements (not to exceed $1,126,000 in the aggregate), (n) accounting fees incurred in connection with the change of the Borrower’s fiscal year, the issuance of the Senior Notes and the initial public offering of the Borrower’s common stock in an aggregate amount not to exceed $751,000, (o) non-cash accruals of expenses relating to the Borrower’s “Liquidity Event Award” implemented by the Borrower in February 2005, (p) other additional non-cash expenses arising in connection with the grant of stock options which constitute so called “cheap stock” expenses and (q) any Management Services Termination Fee paid during such period.

(b) The definition of the term “Consolidated Fixed Charges” is hereby amended and restated in its entirety to read as follows:

“Consolidated Fixed Charges” shall mean, for any period, the sum, without duplication, of (a) Consolidated Interest Expense for such period; (b) the amount of all Capital Expenditures made by Holdings and its Subsidiaries during such period; (c) all cash payments in respect of income taxes made during such period (net of any cash refund in respect of income taxes actually received during such period); (d) the scheduled principal amount of all amortization payments on all Indebtedness (including the principal component of all Capital Lease Obligations) of Holdings and its Subsidiaries for such period (as determined on the first day of the respective period); (e) the product of (i) all dividend payments on any series of Disqualified Capital Stock of Holdings during such period multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Holdings, expressed as a decimal; (f) the product of (i) all cash dividend payments on any Preferred Stock (other than Disqualified Capital Stock) of Holdings during such period, multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Holdings, expressed as a decimal and (g) if and when the amounts described on clauses (o) and (p) of the definition of “Consolidated EBITDA” are subsequently paid in cash, the amount of such payments.

(c) The definition of the term “Consolidated Interest Expense” is hereby amended and restated in its entirety to read as follows:

“Consolidated Interest Expense” shall mean, subject to the proviso set forth in the definition of “Test Period”, for any period, without duplication, the total consolidated interest expense of Holdings and its Consolidated Subsidiaries for such period (calculated without regard to any limitations on the payment thereof and including, capitalized interest, commitment fees, letter of credit fees and net amounts payable under Interest Rate Protection Agreements, but excluding any interest paid in kind) determined in accordance with GAAP plus, without duplication, (a) the portion of Capital Lease Obligations of Holdings and its Consolidated Subsidiaries representing the interest factor for such period, (b) imputed interest on Attributable Indebtedness, (c) cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Holdings or a Wholly Owned Subsidiary) in connection with Indebtedness Incurred by such plan or trust, (d) the product of (i) all dividend payments on any series of any Preferred Stock of any Subsidiary of Holdings (other than any Preferred Stock held by Holdings or a Wholly Owned Subsidiary), multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Holdings and its Subsidiaries, expressed as a decimal, and (e) all interest on any Indebtedness of the type described in clause (e) or (j) of the definition of “Indebtedness” with respect to Holdings or any of its Subsidiaries. Notwithstanding the foregoing, for any period, Consolidated Interest Expense shall be calculated without regard to (i) interest on the NOL Loan for such period and without regard to the $4.7 million of Consolidated Interest Expense arising as a result of the prepayment in full of the obligations under the Second Lien Loan Documents on the Closing Date, (ii) amortization of the financing fees incurred in connection with the Borrower’s February 2005 refinancing (including amortization of fees paid in connection with the Original Credit Agreement) up to an amount not to exceed $2,500,000 in any fiscal year and (iii) prepayment premiums incurred in connection with, and the write-off of financing fees in connection with, the prepayment or redemption of the Senior Fixed Rate Notes or the Senior Floating Rate Notes to the extent such repayment or redemption is permitted pursuant to Section 6.09(ii)(B).

(d) The definition of the term “Excess Cash Flow Prepayment Amount” is hereby amended and restated in its entirety to read as follows:

“Excess Cash Flow Prepayment Amount” means an amount equal to (i) 50% of Excess Cash Flow for each full fiscal year of the Borrower ending after the Closing Date and for which the Borrower has delivered the annual financial statements required by Section 5.01 (a), and computed on a cumulative consolidated basis, less (ii) the amount of all prepayments, redemptions and repurchases of Senior Notes made in reliance on the provisions of Section 6.09(ii)(C)(1); provided that prepayments, redemptions and repurchases made pursuant to Section 6.09(ii)(C) shall be deemed to be made in reliance on Section 6.09(ii)(C)(l) until such amount is utilized in full, and thereafter shall be deemed to be made in reliance on Section 6.09(ii)(C)(2).

(e) Section 1.01 is hereby amended to add the following new definitions thereto in proper alphabetical order:

“Additional Senior Note Prepayment Amount” means in connection with any prepayment, redemption or repurchase of Senior Notes during the Borrower’s fiscal quarters ending in June 2006, September 2006 or March 2007 the lesser of (i) an aggregate amount for all three such quarters equal to $15 million and (ii) (A) in connection with any such prepayment, redemption or repurchase made in Borrower’s fiscal quarter ending in June 2006, the amount by which the aggregate balance of Borrower’s cash and Cash Equivalents as of the end of its fiscal quarter ending in March 2006 exceeded $75 million, (B) in connection with any such prepayment, redemption or repurchase made in the Borrower’s fiscal quarter ending in September 2006, the amount by which the aggregate balance of Borrower’s cash and Cash Equivalents as of the end of its fiscal quarter ending in June 2006 exceeded $30 million and (C) in connection with any such prepayment, redemption or repurchase made in the Borrowers’ fiscal quarter ending in March 2007, the amount by which the aggregate balance of Borrower’s cash and Cash Equivalents as of the end of its fiscal quarter ending in December 2006 exceeded $150 million; provided that (i) at any time that any Revolving Loans shall be outstanding the “Additional Senior Prepayment Amount” shall be $0 and (ii) for all fiscal quarters other than those ending in June 2006, September 2006 or March 2007, unless otherwise consented to by the Required Lenders, the “Additional Senior Prepayment Amount” shall be $0.

“Management Services Agreement Termination Fee” means a termination fee in an amount not to exceed $10 million paid by the Borrower or Holdings to Wasserstein & Co., LP with the proceeds of an IPO in connection with the termination of the Management Services Agreement.

(f) Section 6.06 is hereby amended to delete the word “and” at the end of clause (g) thereof, replace the period at the end of clause (h) thereof with “; and” and to insert the following new clause (i):

“(i) So long as no Default or Event of Default exists or would result therefrom, at any time during the period commencing September 10, 2005 through October 15, 2005, Holdings may pay Dividends from its cash on hand in an aggregate amount not to exceed $2,600,000.”

(g) Section 6.07(d) is hereby amended and restated in its entirety to read as follows:

(d) Holdings or Borrower may pay (i) management fees to Wasserstein & Co., LP from time to time pursuant to the Management Services Agreement as in effect on Original Closing Date and (ii) in connection with the termination of the Management Services Agreement in connection with an IPO, the Management Services Agreement Termination Fee to Wasserstein & Co. LP.

(h) Section 6.08(d) is hereby amended to delete the table set forth therein and substitute in lieu thereof the following new table:

Fiscal Year	Amount

Fiscal year 2005	$14.6 million

Fiscal Year	Amount

Fiscal year 2006	$19.0 million

Fiscal year 2007	$21.0 million

Fiscal year 2008	$23.0 million

Fiscal year 2009	$24.0 million

Fiscal year 2010 and each fiscal year thereafter	$25.0 million

(i) Section 6.09(ii) is hereby amended and restated in its entirety to read as follows:

(ii) make (or give notice in respect thereof) any voluntary prepayment on, or voluntary redemption or acquisition for value of, any Indebtedness outstanding under the Senior Note Documents other than, so long as no Default or Event of Default shall have occurred and be continuing at the time of such prepayment or redemption, (A) prepayments or redemptions with proceeds from any Asset Sale permitted pursuant to Section 6.05(m) and that are made within 450 days after the Asset Sale giving rise to such proceeds (but less the amount of any Dividends paid with such proceeds as permitted by Section 6.06(f)), (B) prepayments or redemptions of up to 35% of the aggregate principal balance of the Senior Fixed Rate Notes and up to 35% of the aggregate principal balance of the Senior Floating Rate Notes with proceeds of one or more Qualified Equity Offerings in accordance with the terms of the Senior Note Indenture and made no later than the 90th day after the completion of the related Equity Issuance, and (C) prepayments, redemptions or open market purchases of Senior Notes (provided that the consideration paid in connection with any such open market purchase shall not exceed the amount that would be required to be paid in connection with a prepayment or redemption of the Senior Notes so purchased) with up to an amount equal to the sum of (1) the Excess Cash Flow Prepayment Amount at the time of such prepayment, redemption or purchase and (2) the Additional Senior Note Prepayment Amount in effect at the time of such prepayment, redemption or repurchase; provided that the aggregate amount of all such prepayments, redemptions and open market purchases during the period commencing on the first day of the fiscal quarter ending in June 2006 and ending on the last day of the fiscal quarter ending in March 2007 shall not exceed $20 million, and provided further that any such prepayments, redemptions or purchases shall be deemed to utilize amounts permitted in clause (1) until such amount is utilized in full, and thereafter, shall be deemed to utilize amounts permitted in clause (2).

(j) Article XI is hereby amended to add the following new Section 11.16 thereto:

SECTION 11.16 USA Patriot Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name, address and tax identification number of Borrower and other information regarding Borrower that will allow such Lender or the Administrative Agent, as applicable, to identify Borrower in accordance with the Act. This notice is given in accordance with the requirements of the Act and is effective as to the Lenders and the Administrative Agent.

SECTION 2. Waiver. The Lenders hereby waive any Default or Event of Default resulting from the breach of Sections 6.02, 6.04 and/or 6.06 of the Credit Agreement as a result of the assignment of the NOL Payment by Holdings prior to the date.

SECTION 3. Conditions to Effectiveness. This Amendment (including the waiver set forth in Section 2) shall be effective upon satisfaction of the following conditions precedent:

(a) This Amendment shall have been executed and delivered by the Agents, the Required Lenders and each of the Loan Parties (and the Required Lenders so executing this Amendment hereby authorize and direct each of the Agents to so execute and deliver this Amendment).

(b) The representations and warranties contained herein shall be true and correct in all respects, and, after giving effect to this Amendment, no Event of Default or Default shall exist on the date hereof.

SECTION 4. Representations and Warranties of Loan Parties.

(a) The execution, delivery and performance by each Loan Party of this Amendment has been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(b) Each of the representations and warranties of the Loan Parties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date; and

(c) Neither the execution, delivery and performance of this Amendment by each Loan Party nor the consummation of the transactions contemplated hereby does or will contravene, result in a breach of, or violate (i) any provision of such Loan Party’s certificate or articles of incorporation or bylaws, (iii) any law or regulation, or any order or decree of any court or government instrumentality, in each case, applicable to any Loan Party or its assets, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Loan Party or any of its Subsidiaries is a party or by which such Loan Party or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to the Agents on or before the date hereof.

SECTION 5. Reference to and Effect upon the Credit Agreement.

(a) Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed, including, without limitation each Guarantor’s guarantee set forth in Article VII of the Credit Agreement.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute an amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

(c) Each Loan Party acknowledges and agrees that the execution and delivery by Agents and Required Lenders of this Amendment shall not be deemed (i) to create a course of dealing or otherwise obligate any Agent or any Lender to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (ii) to amend, relinquish or impair any right of any Agent or any Lender to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.

(d) Each Loan Party affirms and acknowledges that this Amendment constitutes a Loan Document under the Credit Agreement and any reference to the Loan Documents under the Credit Agreement contained in any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise specify.

SECTION 6. Costs and Expenses. As provided in Section 11.03 of the Credit Agreement, Borrower agrees to reimburse Agents for all reasonable out-of-pocket fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf the signatory is executing) the same with the same force and effect as if such facsimile signature page were an original thereof, and such party shall promptly follow its facsimile signature page by delivery of a hard copy original.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

BORROWER:

HARRY & DAVID OPERATIONS CORP. (formerly known as Bear Creek Corporation)

By:	/s/ STEPHEN V. O’CONNELL
Name:	Stephen V. O’Connell
Title:	CFO and CAO

BEAR CREEK ORCHARDS, INC.

By:	/s/ STEPHEN V. O’CONNELL
Name:	Stephen V. O’Connell
Title:	CFO and CAO

JACKSON & PERKINS WHOLESALE, INC.

By:	/s/ STEPHEN V. O’CONNELL
Name:	Stephen V. O’Connell
Title:	CFO and CAO

BEAR CREEK OPERATIONS, INC.

By:	/s/ STEPHEN V. O’CONNELL
Name:	Stephen V. O’Connell
Title:	CFO and CAO

BEAR CREEK DIRECT MARKETING, INC.

By:	/s/ STEPHEN V. O’CONNELL
Name:	Stephen V. O’Connell
Title:	CFO and CAO

[Signature Page to Second Amendment and Waiver to

Amended and Restated Credit Agreement]

JACKSON & PERKINS COMPANY

By:	/s/ STEPHEN V. O’CONNELL
Name:	Stephen V. O’Connell
Title:	CFO and CAO

JACKSON & PERKINS OPERATIONS, INC.

By:	/s/ STEPHEN V. O’CONNELL
Name:	Stephen V. O’Connell
Title:	CFO and CAO

HARRY AND DAVID

By:	/s/ STEPHEN V. O’CONNELL
Name:	Stephen V. O’Connell
Title:	CFO and CAO

BEAR CREEK STORES, INC.

By:	/s/ STEPHEN V. O’CONNELL
Name:	Stephen V. O’Connell
Title:	CFO and CAO

HARRY & DAVID HOLDINGS, INC. (formerly known as Bear Creek Holdings Inc.)

By:	/s/ STEPHEN V. O’CONNELL
Name:	Stephen V. O’Connell
Title:	CFO and CAO

[Signature Page to Second Amendment and Waiver to

Amended and Restated Credit Agreement]

UBS AG, STAMFORD BRANCH, as the Administrative Agent

By:	/s/ IRJA R. OTSA
Name:	Irja R. Otsa
Title:	Associate Director Banking Products Services, US

By:	/s/ JOSELIN FERNANDES
Name:	Joselin Fernandes
Title:	Associate Director Banking Products Services, US

UBS LOAN FINANCE LLC, as a Lender and Swingline Lender

By:	/s/ JOSELIN FERNANDES
Name:	Joselin Fernandes
Title:	Associate Director Banking Products Services, US

By:	/s/ ANTHONY N. JOSEPH
Name:	Anthony N. Joseph
Title:	Director Banking Products Services, US

[Signature Page to Second Amendment and Waiver to

Amended and Restated Credit Agreement]

AGENTS:

GMAC COMMERCIAL FINANCE LLC, as the Collateral Agent and a Lender

By:	/s/ FRANK DICEGLIE
Name:	Frank DiCeglie
Title:	Director

[Signature Page to Second Amendment and Waiver to

Amended and Restated Credit Agreement]

LENDERS:

THE CIT GROUP/BUSINESS CREDIT, INC. as a Lender

By:	/s/ MANUEL BORGES
Name:	Manuel Borges
Title:	Vice President

(Signature Page to Second Amendment and Waiver to

Amended and Restated Credit Agreement)

MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., as a lender

By:	/s/ ANDREW C. SEPE
Name:	Andrew C. Sepe
Title:	Vice President

[Signature Page to Second Amendment and Waiver to

Amended and Restated Credit Agreement]

LENDERS:

LaSalle Bank National Association, as a Lender

By:	/s/ KEITH J CABLE
Name:	Keith J Cable
Title:	Vice President

[Signature Page to Second Amendment and Waiver to

Amended and Restated Credit Agreement]

LENDERS:

/s/ Illegible
Allied Irish Banks, p.l.c.

By:	/s/ MARTIN CHIN
Name:	Martin Chin
Title:	SVP

By:
Name:	John Farrace
Title:	SVP

[Signature Page to Second Amendment and Waiver to

Amended and Restated Credit Agreement]